Employment Agreement

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into between **Tim Kardok** (the "Employee"); and **eCareer Inc.**, a Florida corporation (the "Company" or the "Employer"). The Company and the Employee being sometimes hereinafter collectively to as the "Parties" or generically as a "Party".

WHEREAS, the Employee has served as a special consultant to the Company; and

WHEREAS, the Employee has agreed to accept a position with the Company, effective October 1, 2012; and

WHEREAS, the Parties wish to memorialize certain oral agreements between the Employee and Employer including but not limited to the issuance of the Company's common stock;

NOW, THEREFORE, *in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:*

Article One
Term, Earlier Termination

1.1 Term.

Subject to the provisions set forth herein, the term of the Employee's employment hereunder shall be deemed to have commenced on the date hereof and shall continue for a period of two years (the "Term").

1.2 Earlier Termination.

The Company shall have the right to terminate this Agreement prior to the expiration of its Term only "For Cause" which for purposes of this Agreement shall be (i) if Employee is convicted of a felony, (ii) the material breach of this Agreement by Employee which breach is not cured within 30 days following receipt of written notice from the Employer to the Employee, or (iii) the misappropriation or the attempted misappropriation of any of Employer's funds by Employee.

1.3 Final Settlement.

Upon termination of this Agreement the Employee or the Employee's representative shall forthwith tender to Company all records, manuals and written procedures respecting the Company in Employee's possession or under Employee's control and as may be desired by Employer for the continued conduct of its business.

Article Two
Scope of Employment

2.1 Retention.

Company hereby hires the Employee and the Employee hereby accepts employment as the Company's **President/Chief Financial Officer and a corporate director** in accordance with the terms, provisions and conditions of this Agreement.

2.2 General Description of Duties.

The Employee shall work with the Company's chief executive officer in managing the day to day affairs of the Company. The Employee shall oversee the Company's operations along with the CEO/Founder. Employee, along with the CEO shall be responsible for implementing the Company's business plan, overseeing personnel decisions, negotiating contracts with vendors and service providers and such other matters as dictated by market conditions and business requirements.

The Employee shall be responsible for the Company's financial oversight including budget preparations and the preparation of all financial statements to be provided to shareholders and, if applicable, all filings with the Securities and Exchange Commission

The Employee shall at all times be subject to the direction of the Board of Directors.

2.3 Status.

The Employee hereby represents and warrants to Company that he is subject to no legal, self regulatory organization or regulatory impediments to the provision of the services called for by this Agreement, or to receipt of the compensation called for under this Agreement or any supplements thereto; and, the Employee hereby irrevocably covenants and agrees to immediately bring to the attention of Company any facts required to make the foregoing representation and warranty accurate throughout the term of this Agreement, or any supplements or extensions thereof.

2.4 Limitations on Services

(a) In rendering services, the Employee shall not disclose to any third party any confidential non-public information furnished by Company or otherwise obtained by it with respect to Company that is not otherwise publicly known, except on a need to know basis or unless required by law or valid court order or subpoena.

(b) The Employee shall not knowingly take any action which would in any way materially adversely affect the reputation, standing or prospects of Company or which would cause Company to be in violation of applicable laws.

Article Three
Compensation

3.1 Compensation.

As consideration for the Employee's services to Company the Employee shall be entitled to the following compensation:

A. The Employee shall receive an annual salary of $200,000 payable no less than monthly.

B. During the Term of this Agreement, Employer shall provide health insurance for the Employee and Employee's family at no cost to the Employee and family.

C. Employee shall receive a monthly car allowance as determined by the Board of Directors

D. Employee shall be entitled to receive such other benefits as made available to the Company's other employees.

E. Employee may receive performance bonuses in the sole and absolute discretion of the Board of Directors. Any bonus may be in the form of cash or common stock.

F. Employer shall reimburse Employee for all expenses incurred by Employee in providing the services set forth herein except that any expense in excess of $1,500 must be pre-approved in writing by the Employer.

3.2 Equity Grants

A. The Employee shall be issued 1,425,000 shares (the "Shares") as per the Board of Directors meeting held November 1, 2009.

Article Four
Special Covenants

4.1 Confidentiality, Non-Circumvention and Non-Competition.

During the term of this Agreement, all renewals thereof and for a period of two years after its termination, the Employee hereby irrevocably agrees to be bound by the following restrictions, which constitute a material inducement for Company's entry into this Agreement:

(a) Because the Employee will be developing for Company, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as Company's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, and customer lists as is not already in the public domain (hereinafter called "Confidential Information"); as material inducement to the entry into this Agreement by Company, the Employee hereby covenants and agrees not to personally use, divulge or disclose, for any purpose whatsoever, directly or indirectly, any of such confidential information during the term of this Agreement, any renewals thereof, and for a period of one year after its termination.

(b) The Employee hereby covenants and agrees that the Employee shall not, among other things, directly or indirectly:

(1)) Directly solicit any employee that was an employee of the Company on the commencement of this Agreement or at any time during its Term.

(2) Directly solicit any person providing services to Company, to provide for employment thereof that would involve the provision of services substantially similar to the operations of the Company's business.

(3) Induce any client or customer of Company to cease doing business with Company or to engage in business with any person engaged in business activities that compete with the Company's business.

(4) Divert any business opportunity to any other person or entity.

4.2 Special Remedies.

In view of the irreparable harm and damage which would undoubtedly occur to Company as a result of a material breach by the Employee of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect Company's interests, the Employee hereby covenants and agrees that Company shall have the following additional rights and remedies in the event of a breach hereof:

(a) In addition to and not in limitation of any other rights, remedies or damages available to Company, whether at law or in equity, it shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by the Employee and the Employee hereby consents to the issuance of such a permanent injunction.

4.3 Cumulative Remedies.

The Employee hereby irrevocably agrees that the remedies described in Section 4.2 shall be in addition to, and not in limitation of, any of the rights or remedies to which Company is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4 Acknowledgment of Reasonableness.

(a) The Employee hereby represents, warrants and acknowledges that having carefully read and considered the provisions of this Article Four, the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of Company, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, the Employee hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, the Employee hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties.

(b) In determining the nature of this limitation, the Employee hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that these covenants not to circumvent, disclose or compete be imposed and maintained to the greatest extent possible.

4.5 Unauthorized Acts.

The Employee hereby covenants and agrees not do any act or incur any obligation on behalf of Company except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action or reasonably inferred there from.

Article Five
Miscellaneous

5.1 Notices.

(a) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid.

5.2 Amendment.

(a) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

5.3 Survival.

The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.4 Severability.

If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.5 Governing Law and Venue.

This Agreement shall be construed, to the extent permitted by law, in accordance with the laws of the State of Florida.

5.6 Litigation.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated from the non-prevailing party.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall be resolved before the Palm Beach County, Florida courts.

(c) This Agreement may not be assigned by either party without the consent of the other party hereto which consent will not be unreasonably withheld.

(d) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9 Captions.

The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10 Number and Gender.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11 Further Assurances.

The Parties hereby agree to use reasonable efforts to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such reasonable acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be necessary and required herein to effect the intent and purposes of this Agreement.

5.12 Status.

Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee.

5.13 Counterparts.

(a) This Agreement may be executed in any number of counterparts.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement.

In Witness Whereof, the Parties have executed this Agreement, effective as of January 7, 2013, which memorializes the prior oral agreement with the parties as spelled out in this agreement.

The Employee

By: ______________________

Tim Kardok

eCareer Inc.

By: ______________________

Joseph Azzata, CEO/Director